As filed with the Securities and Exchange Commission on September 21, 2006.

Registration No. 333-137354

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

ING GROEP N.V.

(Exact Name of Registrant as Specified in Its Charter)

ING GROUP N.V.

(Translation of Registrant’s Name into English)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	1-14642 (Commission File No.)	Not Applicable (IRS Employer Identification Number)

Amstelveenseweg 500,

1081 KL Amsterdam,

P.O. Box 810,

1000 AV Amsterdam,

The Netherlands

(Address of Principal Executive Offices)

___________________

ING 401(k) Plan for ILIAC Agents

(Full Title of Plan)

___________________

B. Scott Burton

Senior Vice-President

ING North America Insurance Corporation

5780 Powers Ferry Road, NW

Atlanta, Georgia 30237-4390

(770) 980-5662

(Name, address and telephone number,

including area code, of agent for service)

EXPLANATORY NOTE

This amendment relates to the registration statement on Form S-8 (File No. 333-137354) relating to the ING 401(k) Plan for ILIAC Agents, filed by ING Groep N.V. on September 15, 2006. The sole purpose of this amendment is to file the consent of Ernst & Young Accountants, which was inadvertently omitted from the original filing.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on this 21st day of September, 2006.

ING GROEP N. V.
By:	/s/ C. Maas
Name:	C. Maas
Title:	Vice Chairman of the Executive Board and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Date

/s/ Michel J. Tilmant
Michel J. Tilmant	September 21, 2006

/s/ Cees Maas
Cees Maas	September 21, 2006

/s/ Eric Boyer de la Giroday
Eric Boyer de la Giroday	September 21, 2006

/s/ Dick Harryvan
Dick Harryvan	September 21, 2006

/s/ Eli Leenaars
Eli Leenaars	September 21, 2006

/s/ Thomas J. McInerney
Thomas J. McInerney	September 21, 2006

/s/ Hans van der Noordaa
Hans van der Noordaa	September 21, 2006

/s/ Jacques de Vaucleroy
Jacques de Vaucleroy	September 21, 2006

/s/ J. H. van Barneveld
J. H. van Barneveld	September 21, 2006

By:	/s/	Scott Burton
	Name:	Scott Burton, as attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 21st day of September, 2006.

ING 401(k) PLAN FOR ILIAC AGENTS
By:	ING U.S. Pension Committee
	By:	/s/ Darryl Harris
	Name:	Darryl Harris
	Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of ING Groep N.V. in the United States, in The City of Atlanta, State of Georgia, on September 21, 2006.

ING NORTH AMERICA INSURANCE CORPORATION
By:	/s/ Scott Burton
Name:	Scott Burton
Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit

Number
23.3	Consent of Ernst & Young Accountants.